Exhibit 10.5

Schedule of the Directors, Executive Officers and 5% Stockholders which have entered into Franchise

Agreements or Preliminary Agreements for a Texas Roadhouse Restaurant

As of December 26, 2023

	Name and Ownership	Franchise Agt. Signed	Franchise Fee (1)	Royalty Rate
BROWNSVILLE, TX TEXAS ROADHOUSE OF BROWNSVILLE, LTD. 6040 DUTCHMANS LANE LOUISVILLE, KY 40205	Gerald Morgan (3.06%)	02/23/2023	$15,000	4.0%
EL CAJON, CA TXRH EL CAJON, LLC 103 FLETCHER PARKWAY EL CAJON, CA 92020	Gerald Morgan (2.0%)	03/26/2019	$40,000	4.0%
MCKINNEY, TX ROADHOUSE OF MCKINNEY, LTD. 6040 DUTCHMANS LANE LOUISVILLE, KY 40205	Gerald Morgan (2.0%)	09/04/2019	$15,000	4.0%
OCEANSIDE, CA TXRH OCEANSIDE, LLC 2735 VISTA WAY OCEANSIDE, CA 92054	Gerald Morgan (2.0%)	10/28/2015	$40,000	4.0%

(1)	This fee represents the renewal fee to be paid and/or has been paid by the applicable franchisee upon the renewal of the applicable Franchise Agreement.